Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-55179 of CRT Properties, Inc. on Form S-3, Registration Statement No. 33-54617 of CRT Properties, Inc. on Form S-8, Registration Statement No. 333-20975 of CRT Properties, Inc. on Form S-3, Registration Statement No. 333-23429 of CRT Properties, Inc. on Form S-8, Registration Statement No. 33-54765 of CRT Properties, Inc. on Form S-3, Registration Statement No. 33-54621 of CRT Properties, Inc. on Form S-8, Registration Statement No. 333-37919 of CRT Properties, Inc. on Form S-3, Registration Statement No. 333-116056 of CRT Properties, Inc. on Form S-3, Registration Statement No. 333-33388 of CRT Properties, Inc. on Form S-8 and Registration Statement No. 333-38712 of CRT Properties, Inc. on Form S-8 of our report dated December 13, 2004 on the statement of revenues and certain expenses of the Westchase Corporate Center for the year ended December 31, 2003 appearing in this Current Report on Form 8-K of CRT Properties, Inc., dated December 13, 2004.

DELOITTE & TOUCHE LLP

West Palm Beach, Florida
December 13, 2004